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                                                                   EXHIBIT 10.31


Grantee:   Lew P. Murray               Grant Date:   Jan. 1, 2000
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Number of Shares:   60,000             Expiration Date:    Jan. 1, 2010
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Exercise Price Per Share: $ 0.01       Option Number:  057
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                           MILLER EXPLORATION COMPANY
                 STOCK OPTION AND RESTRICTED STOCK PLAN OF 1997


                             STOCK OPTION AGREEMENT


          This Stock Option Agreement (the "AGREEMENT") is made as of the Grant Date set forth above between MILLER EXPLORATION COMPANY, a Delaware corporation (the "COMPANY"), and the grantee named above ("GRANTEE").

          The Miller Exploration Company Stock Option and Restricted Stock Plan of 1997 (the "PLAN") is administered by the Stock Plan Committee of the Company's Board of Directors or such other committee (the "COMMITTEE") as the Board of Directors shall designate to administer the Plan, which shall consist of at least two members of the Board, all of who are Non-Employee Directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). The Committee has determined that Grantee is eligible to participate in the Plan. The Committee has granted stock options to Grantee, subject to the terms and conditions contained in this Agreement and in the Plan.

          Grantee acknowledges receipt of a copy of the Plan and accepts these options subject to all of the terms, conditions, and provisions of this Agreement and the Plan.

     1. GRANT. The Company grants to Grantee an option to purchase shares of the Company's Common Stock, $.01 par value ("COMMON STOCK"), as set forth above, to be issued upon exercise of this option in accordance with the terms and conditions set forth in this Agreement. This option is NOT an incentive stock option as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended.

     2. TERM AND DELAYED VESTING. Grantee's conditional right to exercise this option shall vest and be exercisable when the normal trading average of the stock on the market remains above the designated values for a period of five consecutive trading days as follows:
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   Five Day Daily Average Target       Percentage Vested

             $2.00                              40%
             $2.75                              30%
             $3.50                              30%

In each case appropriately rounded to the closest whole share except that the total shall be as set forth above. The Committee may, in its sole discretion, accelerate the vesting of the option at any time before full vesting. If the Company's headquarters are moved from Traverse City, Michigan, Grantee's delayed vesting shall be accelerated and to the extent not previously terminated, Grantee may thereafter exercise all of this outstanding unexercised option. Grantee's right to exercise this option shall terminate on the Expiration Date set forth above, unless earlier terminated as set forth in the Plan or this Agreement.

     3. PAYMENT BY GRANTEE. The Exercise Price per share shall be the amount set forth above, subject to adjustment as provided in the Plan and this Agreement. Grantee may pay the purchase price in cash or, if the Committee consents, in shares of the Company's Common Stock (including Common Stock to be received upon a simultaneous exercise). With Grantee's consent, the Committee may amend the time and terms of payment before or after the exercise of the option, but any such amendment shall not reduce the option price. The Committee may authorize payment of all or a portion of the option price in the form of a promissory note or installments according to such terms as the Committee may approve. The Board of Directors may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

     4. REGISTRATION AND LISTING. The stock options granted under this Agreement are conditional upon the effective registration or exemption of the Plan and the options granted under the Plan and the stock to be received upon exercise of options pursuant to the Plan under the Securities Act of 1933, as amended (the "SECURITIES ACT") and applicable state or foreign securities laws.

     5. EXERCISE OF OPTION. Grantee may exercise this option by giving the Company written notice of the exercise of this option. The notice shall set forth the number of shares to be purchased, and shall be effective when received by the corporate Secretary at the Company's main office, accompanied by full payment of the option price. The Company will deliver to Grantee a certificate or certificates for such shares out of previously authorized but unissued shares or reacquired shares of its Common Stock, as it may elect; provided, however, that the time of delivery shall be postponed for such period as may be required for the Company with reasonable diligence to comply with any registration requirements under the Securities Act, the Exchange Act, and any requirements under any other law, regulation, or agreement applicable to the issuance, listing, or transfer of such shares. If Grantee fails to accept delivery of and pay for all or any part of the number of shares specified in the notice upon tender or delivery of the shares, Grantee's right to exercise the option with respect to such undelivered shares shall terminate. In such event, Grantee's remaining options not yet exercised or terminated shall continue in force.

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     6.   TERMINATION OF EMPLOYEE STATUS.

          (a) TERMINATION FOR GOOD REASON. If Grantee's employment is terminated by the Company or a subsidiary for any reason other than disability, death or cause, Grantee may exercise the option for a period of 90 days after the date Grantee ceases to be an employee, but only to the extent that Grantee was entitled to exercise the option on the date Grantee ceased to be an employee unless the Committee otherwise consents. If Grantee terminates employment with the Company for good reason (as defined in any agreement between Grantee and the Company), all of Grantee's unvested options will be deemed to have vested on the day immediately preceding such termination.

          (b) DISABILITY OR DEATH. If Grantee dies or becomes disabled, Grantee or his or her personal representative may exercise the option for a period of one year after the date Grantee ceases to be an employee, but only to the extent that Grantee was entitled to exercise the option on the date Grantee ceased to be an employee unless the Committee otherwise consents.

          (c) TERMINATION FOR CAUSE. If Grantee is terminated for cause, Grantee's right to exercise this option shall terminate. If the Committee determines that Grantee has entered into competition with the Company or any of its subsidiaries, Grantee's right to exercise any outstanding options shall terminate as of the date of entry into competition. The Committee shall have sole discretion in making such determination, and may prevent exercise of the option during any period of determination of the facts of the matter.

     7. ADJUSTMENT PROVISIONS. If the number of shares of Common Stock outstanding changes by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares, or any other change in the corporate structure or shares of the Company, the aggregate number and class of shares available under this Agreement and subject to each option, together with the exercise price, shall be adjusted appropriately by the Committee. No fractional shares shall be issued pursuant to the Plan, and any fractional shares resulting from adjustments shall be eliminated from the respective option award, with an appropriate cash adjustment for the value of any option eliminated. If an option is canceled, surrendered, modified, expired, or terminated during the term of the Plan but prior to the exercise or vesting of the option in full, the shares subject to but not delivered under the option shall be available for other option awards.

     8. STOCKHOLDER RIGHTS. Grantee shall have no rights as a stockholder with respect to any shares covered by this option until exercise of the option and payment for such shares. Grantee shall have no claim to be granted any stock option, and there is no obligation of uniformity of treatment among Grantees or holders or beneficiaries of options.

     9. TRANSFERABILITY. Unless the Committee otherwise consents, no option granted under the Plan and this Agreement may be sold, transferred, pledged, assigned, or otherwise alienated or

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hypothecated, other than by will or by the laws of descent and distribution. All options granted to Grantee during Grantee's lifetime shall be exercisable during Grantee's lifetime only by such Grantee, his or her guardian, or legal representative. The Committee may impose such other restrictions on any shares acquired pursuant to this option as it may deem advisable, including, without limitation, restrictions under applicable federal and state securities laws.

     10. CERTIFICATIONS. Grantee hereby represents and warrants that Grantee is acquiring the option granted under this Agreement for Grantee's own account and investment and without any intent to resell or distribute the shares upon exercise of the option. Grantee shall not resell or distribute the shares received upon exercise of the option except in compliance with such conditions as the Company reasonably may specify to ensure compliance with federal and state securities laws.

     11. EFFECTIVE DATE. This option shall be effective as of the Grant Date set forth above.

     12. WITHHOLDING. Grantee consents to any applicable tax withholding required by reason of this agreement or the vesting of the options hereunder, and shall make appropriate provision for the same.

     13. BINDING EFFECT; AMENDMENT. This Agreement shall be binding upon, and shall inure to the benefit of, the parties to this Agreement and their respective heirs, successors, and permitted assigns. This option shall not be modified except in a writing executed by the parties to this Agreement.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     15. PLAN CONTROLS. The Plan is incorporated by reference into this Agreement. Capitalized terms not defined in this Agreement shall have those meanings provided in the Plan. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the provisions of the Plan shall control.


                              MILLER EXPLORATION COMPANY


                              By  /s/ Kelly E. Miller
                                 -------------------------

                                 Its   President
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          I have received a copy of the Stock Option Agreement concerning the grant of 60,000 shares on January 1, 2000 and agree to receive stock options according to the terms of such agreement.


                                   /s/ Lew P. Murray
                                  ---------------------------------
                                  Signature

                                       Lew P. Murray
                                  ---------------------------------
                                  Print name



     (Please detach this page after signing and return to Miller Exploration Company)

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